Exhibit 15.1

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our reports dated April 27, 2009, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Formula Systems (1985) Ltd. included in this annual report on Form 20-F for the year ended December 31, 2008.

/s/ Ziv Haft —————————————— Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm